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                                                                   Exhibit 23.10
                                                                   -------------

                        Consent of Independent Auditors

     We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-49613) and related Prospectus of Eastern Environmental Services, Inc., of our report dated March 18, 1998, with respect to the financial statements of Bluegrass Containment, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 9, 1998 (as amended on Form 8-K/A dated April 8, 1998), filed with the Securities and Exchange Commission.


Louisville, Kentucky                             /s/ Strothman & Company P.S.C.

April 28, 1998